UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2004

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On December 14, 2004, Charles W. Adcock, Senior Vice President and General Manager – Offshore Division, advised The Houston Exploration Company (the "Company") that he retired from the Company effective the same day. Mr. Adcock worked for the Company in various positions since 1993.

In connection with Mr. Adcock’s retirement, Mr. Adcock’s employment agreement with the Company was terminated and he is entitled to receive a lump-sum severance payment in the amount of 2.99 times his total compensation and the continuation of certain health and medical benefits for a period of at least 12 months. In addition, Mr. Adcock’s departure results in the accelerated vesting of all of his outstanding stock options and restricted stock.

This brief description of the material terms of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2004, Charles W. Adcock, Senior Vice President and General Manager – Offshore Division, advised the Company that he retired from the Company effective the same day.

Item 7.01. Regulation FD Disclosure.

The information included under Item 1.02 "Termination of Material Definitive Agreement" of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Employment dated September 19, 1996, between Charles W. Adcock and The Houston Exploration Company (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (file No. 001-11899) and incorporated by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

December 14, 2004	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer